Exhibit 99.2

Q1 2021 Conference Call April 28, 2021 Atomera Incorporated 1

Safe Harbor This presentation contains forward - looking statements concerning Atomera Incorporated (““Atomera,” the “Company,” “we,” “us,” and “our”). The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “woul d,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forwar d - looking statements. These forward - looking statements are subject to a number of risks, uncertainties and assumptions, including those disclosed in the section "Risk Factors" included in our Annual Report on Form 10 - K filed with the SEC on February 19, 2021. In light of these risks, uncertainties and assumptions, the forward - looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward - looking statements. You should not rely upon forward - looking statements as predictions of future events. Although we believe that the expectations reflected in our forward - looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward - looking statements will be achieve d or occur. This presentation contains only basic information concerning Atomera. The Company’s filings with the Securities Exchange Commission, including the Prospectus Supplement , include more information about factors that could affect the Company’s operating and financial results. We assume no obligation to update information contained in this presentation. Although this presentation may remain available on the Company's website or elsewhere, its continued availability does not indicate that we ar e reaffirming or confirming any of the information contained herein. Atomera Incorporated 2

3 Strong, Growing and Defensible Patent Portfolio High Leverage IP Licensing Business Model Top Tier Management Team Transistor enhancement technology for the $450B semiconductor market Mears Silicon Technology (MST®) Quantum Engineered Materials 3

Customer Pipeline Atomera Incorporated 4 • 19 customers, 25 engagements • Working with 50% of the world’s top semiconductor makers* * At least 10 of the top 20 (IC Insights, McClean Report 2021)

Capacity challenge and opportunity ► Chip shortages create challenge ▪ Shortages focused on legacy nodes ► Legacy nodes made up 52% of production in 2020 ▪ 41% at 40nm and below ▪ 22% at 0.18u and below ► MST provides an option to increase capacity in older production lines Atomera Incorporated 5

MST enables legacy capacity expansion ► MST provides 30% performance advantage ▪ 0.13u analog design ▪ MST vs control silicon ► Enables a die shrink of 15 - 20% ► Smaller die mean more manufacturing capacity ▪ Without the cost of building an new fab Atomera Incorporated 6

MST 28nm benefits

MST shows 30% higher performance


Inv FO1 Delay vs. Voltage (27C)
MST 33% Faster

MST performance improvement due to:

- Higher electron mobility
- Improved gate oxide integrity enabling higher overdrive

- **Performance improvements due to MST can be traded for area reduction**
- **28nm PDK SPICE model used to showcase:**
  - Logic scaling with MST shows 22-25% area reduction
    - Using a NAND2 gate
  - Analog scaling with MST shows up to 21% area reduction
- **Implementation of MST on new 28nm designs can result in >20% more production capacity**
- **Allows excellent economic benefits for the whole value chain**


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PMOS
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P-ACT
POLY
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NAND2

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Epi deposition tool 8 Source: The McClean Report - 2019 300mm Epi Deposition Tool

Financial Review

	Q1 '20	Q2 '20	Q3 '20	Q4 '20	FY 2020	Q1 '21
GAAP Results						
Revenue	**$0.06M**	$ -	$ -	$ -	**$0.06M**	**$0.4M**
Gross Profit	$0.05M	$ -	$ -	$ -	$0.05M	$0.4M
Operating Expense						
R&D	$2.1M	$2.1M	$2.0M	$2.2M	$8.4M	$2.2M
G&A	$1.4M	$1.5M	$1.3M	$1.4M	$5.6M	$1.5
S&M	$0.2M	$0.2M	$0.2M	$0.3M	$0.9M	$0.3M
Total Operating Expense	**$3.7M**	**$3.8M**	**$3.6M**	**$3.9M**	**$15.0M**	**$4.0M**
Net Loss	($3.6M)	($3.8M)	($3.6M)	($3.9M)	($14.9M)	($3.6M)
Loss Per Share	*($0.22)*	*($0.21)*	*($0.19)*	*($0.19)*	*($0.79)*	*($0.16)*
Reconciliation between GAAP & Non-GAAP						
Net Loss (GAAP)	**($3.6M)**	**($3.8M)**	**($3.6M)**	**($3.9M)**	**($14.9M)**	**($3.6M)**
Stock-Based Compensation	$0.6M	$0.8M	$0.8M	$0.8M	$3.0M	$0.7M
Warrant Modification	$0.1M	-	-	-	$0.1M	-
Other income (expense)	-	-	-	-	$0.1M	-
Adjusted EBITDA (Non-GAAP)*	**($2.9M)**	**($3.0M)**	**($2.7M)**	**($3.0M)**	**($11.7M)**	**($2.9M)**

**Adjusted EBITDA is a non-GAAP financial measure. A full reconciliation of GAAP and non-GAAP results is contained in our Q1 press release.*

Atomera Incorporated
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We collaborate with customers to improve their products, through integration of MST, so that both companies benefit financially Mission Statement Atomera Confidential

Thank You Atomera Incorporated 11